UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 12, 2008

ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On December 12, 2008, Enterprise Financial Services Corp, a Delaware corporation (“EFSC”), through a newly formed trust subsidiary EFSC Capital Trust VIII, a Delaware statutory trust (the “Trust”), issued and sold $25,000,000 of preferred securities in the Trust (the “Trust Preferred Securities”) to a group of investors led by an east coast investment company manager. The Trust used the proceeds generated from the issuance and sale of the Trust Preferred Securities to purchase 9.00% Junior Subordinated Deferrable Interest Debentures maturing in 2038 from EFSC in the aggregate principal amount of $25,000,000 (the “Debentures”) pursuant to the terms of the Indenture dated December 12, 2008 (the “Indenture”) by and between EFSC and Wilmington Trust Company, a Delaware banking corporation (“Wilmington”), as trustee of the Trust. A copy of the Indenture is filed as Exhibit 4.1 to this Form 8-K, which is incorporated herein by this reference, and the summary set forth below is qualified in its entirety by reference to the Indenture. EFSC relied upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), in connection with the offering and issuance of the Trust Preferred Securities.

     The Debentures are the sole assets of the Trust and are senior to common stock, but are subordinate to the prior payment of any other indebtedness of EFSC that, by its terms, is not similarly subordinated. The Debentures mature on December 15, 2038 (the “Maturity Date”). The Trust Preferred Securities have no stated maturity date, but as a practical matter, will receive a final payment of their outstanding liquidation amount plus accrued but unpaid interest, upon payment to the Trust by EFSC of the Debentures at their maturity.

     The Debentures will bear interest at 9.00%, due and payable in arrears on March 15, June 15, September 15 and December 15 of each year (the “Interest Payment Dates”) until the Maturity Date. The Trust Preferred Securities carry a cumulative preferred dividend payable on the same payment dates and in the same amount as, and only to the extent that, EFSC pays interest to the Trust on an equivalent principal amount of the Debentures.

     Subject to certain regulatory approvals, the Debentures and the Trust Preferred Securities are each callable by EFSC or the Trust, respectively and as applicable, at their option after December 15, 2013, and sooner upon the occurrence of certain events such as a change in the regulatory capital treatment of the Trust Preferred Securities, the Trust being deemed an investment company and/or the occurrence of certain adverse tax events. Until June 12, 2009, holders of the Trust Preferred Securities will also have the right to participate in any future equity offering that EFSC proposes to engage in at the same percentage that such holders participated in the issuance of the Trust Preferred Securities.

     The terms of the Trust Preferred Securities are governed by an Amended and Restated Declaration of Trust, dated December 12, 2008, by and among EFSC, as sponsor, Wilmington, as Delaware trustee, Wilmington, as institutional trustee, and each of the Administrators named therein (the “Amended and Restated Declaration”). A copy of the Amended and Restated Declaration is filed as Exhibit 4.2 to this Form 8-K, which is incorporated herein by this reference, and the summary set forth above is qualified in its entirety by reference to the Amended and Restated Declaration.

     Concurrently with the issuance of the Debentures and the Trust Preferred Securities, EFSC issued a limited, irrevocable guarantee of the obligations of the Trust related to the Trust Preferred Securities for the benefit of the holders thereof (the “Guaranty”). Such guarantee does not apply to payments if the Trust does not have sufficient funds to make distribution payments. A copy of the Guarantee is filed as Exhibit 4.3 to this Form 8-K, which is incorporated herein by this reference.

     EFSC intends to reflect the Trust Preferred Securities as financing debt on its consolidated balance sheet. EFSC also intends to use the proceeds of the sale of the Trust Preferred Securities for general corporate purposes which may include investment in its banking subsidiaries (including, without limitation, funding of loan growth in such subsidiaries), acquisitions, investments, payment of dividends and repurchases of its outstanding common stock.

     Virtual Realty Enterprises, LLC, a Missouri limited liability company (“VRE”), purchased $5,000,000 of the Trust Preferred Securities. VRE is managed and controlled by Henry D. Warshaw, a director of EFSC who holds a 0.7481% interest in VRE. In addition each of Kevin Eichner, Birch Mullins, Sandra Van Trease, and Michael DeCola, all directors of EFSC, are passive investors in VRE, collectively holding an aggregate 0.8674% interest in VRE. As a result of its purchase of the Trust Preferred Securities, VRE will be entitled to exchange its Trust Preferred Securities for 287,852 shares of EFSC Stock as described in Item 3.02.

Item 3.02 Unregistered Sales of Equity Securities.

     The information related to the Trust Preferred Securities discussed under Item 2.03 set forth above is hereby incorporated by reference under this Item 3.02.

     Each holder of the Trust Preferred Securities may elect, at any time, to exchange all or any portion of his, her or its Trust Preferred Securities for a number of shares of the common stock of EFSC (the “EFSC Stock”) equal to the aggregate face amount of Trust Preferred Securities being exchanged (plus accrued unpaid interest thereon) divided by a price equal to $17.37, subject to adjustment (the “Exchange Price”), which represents 110% of the average closing price for EFSC Stock for the five trading days following the Company's third quarter earnings press release on October 23, 2008. In the event of such an election, the number of shares of EFSC Stock issued to a holder of Trust Preferred Securities will depend upon the face amount of Trust Preferred Securities initially issued to such holder and the amount of accrued unpaid interest on the Trust Preferred Securities as of the date on which the election is made. For purposes of illustration only, and based solely on the initial purchase price of $25,000,000, the Trust Preferred Securities may be exchanged for 1,439,263 shares of EFSC Stock. Any issuance of shares of EFSC Stock in exchange for the Trust Preferred Securities will be undertaken without general solicitation or advertising. Each recipient of shares of EFSC Stock will represent to EFSC that, among other things, such person is acquiring the shares for investment purposes only and not with a view toward public distribution. As a result, any shares of EFSC Stock exchanged for the Trust Preferred Securities will be issued by EFSC in reliance upon an exemption from registration set forth in Section 4(2) of the 1933 Act.

     Upon the exchange by holders of the Trust Preferred Securities having not less than 25% of all the Trust Preferred Securities issued pursuant to the Indenture, EFSC will use its best efforts to effect a registration under the 1933 Act of the resale of all shares of the EFSC Stock into which the Trust Preferred Securities are convertible. Further, in the event that EFSC should effect a registration statement under the 1933 Act for any other shares of EFSC Stock at any time (regardless of whether such 25% threshold has been reached), holders of the Trust Preferred Securities shall have the right to include their shares of EFSC Stock on such registration statement.

     In the event that the closing price per share of the EFSC Stock on each of 20 consecutive trading days exceeds $22.58 at any time after December 15, 2010, EFSC may terminate the exchange rights of the Trust Preferred Securities upon 10 days prior written notice if certain conditions are met. EFSC and the Trust may also defer interest and dividend payments on the Debentures and the Trust Preferred Securities, respectively, for up to twenty consecutive quarters without resulting in a default.

     The information being furnished pursuant to this Current Report on Form 8-K and the exhibits attached hereto shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Trust Preferred Securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 7.01 Regulation FD Disclosure.

     Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of EFSC’s press release announcing the completion of the issuance of the Trust Preferred Securities. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the 1933 Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

     At a Special Meeting of Stockholders held on December 12, 2008, holders of a majority of the outstanding Common Stock of EFSC approved an amendment to EFSC’s Certificate of Incorporation authorizing up to 5,000,000 shares of preferred stock, issuable in series at the discretion of EFSC’s Board of Directors and with such rights, preferences and designations as are approved by a majority of the directors at the time(s) such series are created by filing a certificate of designation with the Secretary of State of Delaware.

     As explained in the Proxy Statement dated November 21, 2008, relating to the Special Meeting, the principal motivation for seeking such authority was to enable EFSC to participate in the Capital Purchase Program offered under the Emergency Economic Stabilization Act of 2008 (the “Capital Purchase Program”) by the United States Treasury Department. EFSC has received preliminary approval for participation in the Capital Purchase Program and expects to consummate that transaction prior to calendar year end.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit
Number	Description
4.1	Indenture, dated December 12, 2008, by and between EFSC and Wilmington, as trustee of the Trust.
4.2

Amended and Restated Declaration of Trust, dated December 12, 2008, by and among EFSC, as sponsor, Wilmington, as Delaware trustee, Wilmington, as institutional trustee, and each of the Administrators named therein.

4.3	Guarantee, dated December 12, 2008, by EFSC in favor of Wilmington.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP.

By:

Date: December 12, 2008	/s/	Deborah N. Barstow
Deborah N. Barstow
Senior Vice President and Controller